Exhibit 24.2

DUKE ENERGY CORPORATION

Power of Attorney

Registration Statement on Form S-4

Each person whose signature appears below hereby constitutes and appoints Lynn J. Good, David L. Hauser, Julia S. Janson and Robert T. Lucas III, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to the registration statement on Form S-4, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Executed as of the 11th day of May, 2006.

ATTEST:

SIGNATURE	TITLE

/s/ James E. Rogers James E. Rogers	Director and President and Chief Executive Officer (Principal Executive Officer)

/s/ David L. Hauser	Chief Financial Officer
David L. Hauser	(Principal Financial Officer)

/s/ Steven K. Young	Vice President and Controller
Steven K. Young	(Principal Accounting Officer)

/s/ Paul M. Anderson	Director
Paul M. Anderson

/s/ Roger Agnelli	Director

Roger Agnelli

/s/ William Barnet III	Director

William Barnet III

/s/ G. Alex Bernhardt, Sr.	Director

G. Alex Bernhardt, Sr.

/s/ Michael G. Browning	Director

Michael G. Browning

/s/ Phillip R. Cox	Director

Phillip R. Cox

Director
William T. Esrey

/s/ Ann Maynard Gray	Director

Ann Maynard Gray

/s/ James H. Hance, Jr.	Director

James H. Hance, Jr.

/s/ Dennis R. Hendrix	Director

Dennis R. Hendrix

/s/ Michael E.J. Phelps	Director

Michael E.J. Phelps

/s/ James T. Rhodes	Director
James T. Rhodes

/s/ Mary L. Schapiro	Director
Mary L. Schapiro

/s/ Dudley S. Taft	Director
Dudley S. Taft